UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMERICA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	38-1998421 (I.R.S. Employer Identification No.)

Comerica Bank Tower 1717 Main Street, MC 6404 Dallas, Texas 75201	75201
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring November 14, 2018)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-163220

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring November 14, 2018)” (the “Securities”). A description of the Securities is set forth under (i) the section captioned “Description of the Warrants to Purchase Common Stock or Preferred Stock” in the registrant’s Prospectus, dated March 8, 2010 (the “Base Prospectus”), which relates to the registrant’s registration statement on Form S-3 (No. 333-163220), as supplemented by (ii) the section captioned “Description of the Warrants” in the registrant’s Preliminary Prospectus Supplement, dated May 4, 2010, to the Base Prospectus, which are hereby incorporated by reference into this registration statement.

Item 2.	Exhibits.

4.1	Warrant Agreement, dated May 6, 2010, between the registrant and Wells Fargo Bank, N.A.

4.2	Form of Warrant (included as part of Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:	/S/ JON W. BILSTROM
Name:	Jon W. Bilstrom
Title:	Executive Vice President - Governance, Regulatory Relations and Legal Affairs, and Secretary

Date: May 7, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant Agreement, dated May 6, 2010, between the registrant and Wells Fargo Bank, N.A.

4.2	Form of Warrant (included as part of Exhibit 4.1)

4